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                                                                    Exhibit 3.77

                          CERTIFICATE OF INCORPORATION

                                       OF

                               NEW CHANNEL COMPANY

                                    * * * * *

1.   The name of the corporation is New Channel Company.

2. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

3.   The nature of the business or purposes to be conducted or promoted is:

     To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

4. The total number of shares of stock which the corporation shat! have authority to issue is One Thousand (1000) and the par value of each of such shares is One Dollars and No Cents ($1.00), amounting in the aggregate to One Thousand Dollars and No Cents ($1,000.00).

     At all elections of directors of the corporation, each stockholder shall be entitled to as many votes as shall equal the number of votes which (except for such provision as to cumulative voting) he would be entitled to cast for the election of directors with respect to his shares of stock multiplied by the number of directors to be elected by him, and he may cast all of such votes for a single director or may distribute them among the number to be voted for, or for any two or more of them as be may see fit.

5.   The name and mailing address of the sole incorporator is as follows:

NAME                     MAILING ADDRESS

T. L. Ford               1209 Orange St., Wilmington, DE 19801

     The name and mailing address of each person, who is to serve as a director until the first annual meeting of the stockholders or until a successor is elected and qualified, is as follows:

NAME                     MAILING ADDRESS

Christie Hefner          680 N. Lake Shore Drive., Chicago, IL 60611
Howard Shapiro           680 N. Lake Shore Drive., Chicago, IL 60611

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6.   The corporation is to have perpetual existence.

7. In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized:

     To make, alter or repeal the by-laws of the corporation.

8. Election of directors need not by written ballot unless the by-laws of the corporation shall so provide.

     Meetings of stockholders may be held within or without the State of Delaware, as the by-laws may provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation.

9. The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

10. A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit.

     I, THE UNDERSIGNED, being the sole incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this Certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 12th day of May 1995.

                                         /s/ T. L. Ford
                                      ----------------------
                                           T. L. Ford

                                        2
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                            CERTIFICATE OF AMENDMENT

                                       OF

                               NEW CHANNEL COMPANY

     New Channel Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY
CERTIFY:

     FIRST: That the Board of Directors of New Channel Company by unanimous written consent of its members, filed with the minutes of the Board, duly adopted a resolution setting forth a proposed amendment to the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

     RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the First Article thereof so that, as amended, said Article shall be and read as follows:

     "1. The name of the corporation is Adultvision Communications, Inc."

     SECOND: That thereafter, pursuant to resolution of Its Board of Directors, and upon written waiver of notice signed by the sole stockholder, by unanimous written consent, the Sole Stockholder approved the amendment.

     THIRD: That said amendment was duly adopted in accordance with the provision of Section 242 of the General Corporation Law of the State of Delaware and shall be effective upon filing with the Secretary of State of the State of Delaware.

     IN WITNESS WHEREOF, the undersigned has caused this amendment to be executed by its duly authorized Secretary this 25th day of May, 1995.

                                        /s/ Irma Villarreal
                                  ---------------------------------
                                     Irma Villarreal, Secretary